UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2016

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) In 2015, the Compensation and Leadership Development Committee of the Board of Directors of Philip Morris International Inc. (the “Company”) revised the Company’s variable compensation program to better reflect current market practices and to even more strongly align the longer-term interests of its executives with those of its shareholders.
Below is a summary of the awards granted to the Company’s named executive officers on February 4, 2016 under the amended program.
Equity Awards. Under the amended program, the Company’s named executive officers receive 40% of their targeted equity award in the form of restricted stock units, or RSUs (also known as deferred stock), and 60% in the form of performance share units, or PSUs. Accordingly, the Compensation and Leadership Development Committee of the Board of Directors of the Company (the “Committee”) approved the grants of RSUs and PSUs under the Philip Morris International Inc. 2012 Performance Incentive Plan (the “Plan”) to the Company's named executive officers in the amounts indicated below:

Name	RSUs	PSUs

André Calantzopoulos	47,360	71,040
Marc Firestone	13,480	20,220
Martin King	6,440	9,650
Jacek Olczak	14,030	21,050
Miroslaw Zielinski	9,020	13,530
The foregoing awards of RSUs are due to vest on February 20, 2019. The form of the RSU agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The foregoing awards of PSUs are due to vest on February 20, 2019 at the end of a three-year (2016-2018) performance cycle only to the extent performance goals pre-established and pre-weighted by the Committee are achieved. The form of the PSU agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Annual Incentive Compensation Awards. On February 4, 2016, the Committee approved annual incentive compensation awards for 2015, payable in cash, to the Company's named executive officers, in the amounts indicated below:

Name	Annual Incentive Award
	CHF	US$
André Calantzopoulos	4,605,590	4,566,903	(a)
Marc Firestone	1,787,520	1,772,505	(a)
Martin King	1,072,510	1,063,501	(a)
Jacek Olczak	1,782,800	1,767,824	(a)
Matteo Pellegrini	870,680	863,366	(a)(b)
Miroslaw Zielinski	1,503,130	1,490,504	(a)

(a)	Annual incentive compensation awards earned in Swiss Francs are converted to U.S. dollars using the average conversion rate on February 4, 2016 of CHF1.00 = $0.9916.

(b)
In connection with his early retirement, Mr. Pellegrini’s annual incentive compensation was pro-rated through September 30, 2015, as set forth in the Early Retirement Agreement and Release filed with the Securities and Exchange Commission on Form 8-K on July 27, 2015.

The annual incentive compensation awards were set based on a pre-established matrix formula employing six performance measures.
Base Salaries. For the fourth year in a row, the Committee determined not to increase the base salaries of the named executive officers. Therefore, no changes were made to the base salaries of the named executive officers from the previously disclosed levels.
The Company will provide additional information regarding the compensation of its named executive officers in the Company’s proxy statement for the Company’s Annual Meeting of Shareholders, which will be issued in March 2016.

Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits

10.1	Form of Restricted Stock Unit Agreement

10.2	Form of Performance Share Unit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:    /s/ JERRY WHITSON
Name: Jerry Whitson

Title:	Deputy General Counsel and Corporate Secretary
DATE: February 9, 2016

EXHIBIT INDEX

Exhibit No.    Description

10.1	Form of Restricted Stock Unit Agreement

10.2	Form of Performance Share Unit Agreement